Exhibit 16(c)(v)

PROJECT NORSE BOARD UPDATE FEBRUARY 27, 2024 Preliminary & Confidential Draft

▪ Following the last Board discussion on February 4 th , the financial advisors to the Special Committee have continued to engage with the remaining interested financial sponsor parties. 3 parties remain: , and ▪ Each party is reflecting on how best to structure a potential equity investment given the constraint of keeping the current debt capital structure intact - including the threshold issue of not incurring a ratings downgrade upon announcement of a transaction EXECUTIVE SUMMARY 2 Preliminary & Confidential Draft

20 7 6 4 Initial Outreach NDA Signed Management Presentation Follow - up Requests Received OUTREACH SUMMARY Strategic Partner Sovereign Wealth Fund / Family Office Financial Sponsor (1) Remaining Financial Sponsors (3) Remaining Strategic Partner (1) Note: 1. Management conducted a preview meeting with 12/13/23 on Zoom 3 Preliminary & Confidential Draft

OUTREACH SUMMARY Follow Up Status Session Date Management Meeting Date NDA Signed Counterparty Outreach Date 1/30/24 Potentially Interested 1/18/24 ᴣ 1/7/24 2/9/24 Passed 2/2/24 ᴣ 1/8/24 Potentially Interested 1/29/24 ᴣ 1/8/24 Financial Sponsors Passed 1/17/24 ᴣ 1/9/24 5 1/26/24 Potentially Interested 1/17/24 ᴣ Inbound Passed ᴣ 10/31/23 Passed 11/1/23 Strategic Passed 10/31/23 Partners 4 Potentially Interested 1/25/24 ᴣ 11/26/23 Note: 1. Management conducted a preview meeting with 12/13/23 on Zoom 4 Preliminary & Confidential Draft

Counterparty Outreach Date NDA Signed Management Meeting Date Follow Up Session Date Status 11/3/23 Passed 12/7/23 Passed 11/3/23 Passed 10/15/23 Passed 12/8/23 Passed 10/15/23 Passed 10/31/23 Passed 12/13/23 Passed 12/7/23 Passed 12/7/23 Passed 10/15/23 Passed OUTREACH SUMMARY Sovereign Wealth Funds / Family Offices 11 5 Preliminary & Confidential Draft

SUMMARY OF POTENTIAL INVESTOR FEEDBACK Potential Referendums Uncertainty about how the industry landscape will evolve Long - term potential to accelerate growth at Norse banner Performance of generational investments (Canada closure and NYC location) Path to increasing the profitability of Rack’s digital platform Trajectory of EBIT Margins back to historical levels Ongoing capital expenditure requirements for maintenance of stores and technology Potential of Rack store penetration Ability to hit return hurdles for potential investment Key Highlights Differentiated assortment through unique access to select powerhouse and emerging brands Strong profitability of Norse Banner’s digital platform Attractive unit economics for new Rack locations Meaningful supply chain improvement led by the West Coast Omni Center Warehouse Experienced executive leadership team with demonstrated ability to attract talent Recent investments in technology and omni - channel capabilities are generating strong results Ability to invest in a heritage brand with a strong reputation Promising shift in anchor brand strategy 6 Preliminary & Confidential Draft

Premium / (Discount) to: 7 Preliminary & Confidential Draft Market Equity (1) Illustrative Liverpool Rollover (1) Illustrative Family Rollover Aggregate Value Equity Value 90 - Day VWAP 60 - Day VWAP 30 - Day VWAP Statistic: Illustrative Share Price 61.5% 9.4% 29.0% $2,161MM Net Debt (3) (2) 167MM FDSO $16.48 $17.73 $18.73 vs. Current Current: $20.32 2,087 320 985 5,553 3,392 23% 15% 8% -- % $20.32 2,156 331 1,018 5,667 3,506 27% 18% 12% 3% $21.00 2,259 347 1,067 5,834 3,673 34% 24% 17% 8% $22.00 2,362 362 1,115 6,000 3,839 40% 30% 23% 13% $23.00 2,464 378 1,164 6,167 4,006 46% 35% 28% 18% $24.00 2,567 394 1,212 6,334 4,173 52% 41% 33% 23% $25.00 2,670 410 1,261 6,501 4,340 58% 47% 39% 28% $26.00 ILLUSTRATIVE EQUITY CHECK SENSITIVITY As of February 22, 2024 Source: Capital IQ Notes: 1. Interest of family and Liverpool rollover to be assessed during process 2. Fully diluted shares inclusive of 162.3MM basic shares outstanding and 4.6MM unvested RSUs 3. Net debt inclusive of $2,861MM in debt and $700MM in cash and equivalents

Premium / (Discount) to: 8 Preliminary & Confidential Draft Scenario 1: Take - Private Without any Rollover Equity Check Additional Anchor Investment Equity Check Additional Anchor Investment Equity Check Equity Check 90 - Day VWAP 60 - Day VWAP 30 - Day VWAP Statistic: Illustrative Share Price 1,000 19.6% $16.48 $17.73 $18.73 vs. Current Current: $20.32 1,087 1,000 1,421 665 2,087 3,392 23% 15% 8% -- % $20.32 1,156 1,000 1,469 687 2,156 3,506 27% 18% 12% 3% $21.00 1,259 1,000 1,539 720 2,259 3,673 34% 24% 17% 8% $22.00 1,362 1,000 1,609 753 2,362 3,839 40% 30% 23% 13% $23.00 1,464 1,000 1,679 786 2,464 4,006 46% 35% 28% 18% $24.00 1,567 1,000 1,749 818 2,567 4,173 52% 41% 33% 23% $25.00 1,670 1,000 1,819 851 2,670 4,340 58% 47% 39% 28% $26.00 Scenario 2: Scenario 3: Rollover of Family (1) Family Rollover and Liverpool Rollover and Liverpool with Increase in Stake to Match Family (1) Scenario 4: Family Rollover and Liverpool Rollover with $1Bn Additional Investment (1) ILLUSTRATIVE EQUITY CHECK SENSITIVITY As of February 22, 2024 Source: Capital IQ Notes: 1. Illustrative family rollover based on aggregate beneficial ownership reported for Bruce Nordstrom, Anne Gittinger, Erik Nordstrom, Pete Nordstrom, and James Nordstrom

NORSE’S SHARE PRICE HAS TRAILED PEERS IN THE LAST THREE YEARS 0 9 Preliminary & Confidential Draft 100 200 Share Price Performance Over Time (1) Indexed to 100; Since Feb 22, 2021 300 Feb - 21 Aug - 21 Feb - 22 Aug - 22 Feb - 23 Aug - 23 Feb - 24 +25.1% +20.9% (11.8%) (45.7%) (51.1%) Source: Capital IQ Notes: 1. Market data as of 2/22/2024 2. Market data as of 11/8/2023 3. Represents median of Burlington, TJX and Ross 4. Represents median of Abercrombie & Fitch, American Eagle Outfitters, Carter’s, Gap, Guess, Levi Strauss, The Children’s Place, Urban Outfitters and Victoria’s Secret (3) (4) Kohl's Macy's Off - Price Retail Specialty Retail Norse 16.3% 12.7% 65.7% 14.7% 44.1% (2) Since November Board Meeting 16.6% 27.9% (7.8%) (7.2%) 2.8% L1Y ∆ (11.8%) 20.9% 25.1% (51.1%) (45.7%) L3Y ∆

APPENDIX 10 SUPPLEMENTARY MATERIALS

LEVERAGE - BACKED TRANSACTION COULD TRIGGER CHANGE OF CONTROL PUT IN INDENTURES Change of Control Put Requires Repurchase of Notes and Expected to Be Difficult in Current Market Below Investment Grade Rating event occurs when: 1. The Notes are rated below Investment Grade by each of the Rating Agencies 2. The Notes are lowered in rating specifically in connection with a change of control • The downgrade must occur within 60 days post change of ownership Definition • We believe that a change in ownership from public to private (assuming no change in the capital structure) should not lead to a downgrade in ratings • That said, the Agencies’ decisions are subject to their perception of how aggressive they expect the new equity holder to be Conclusion • Norse should engage in a Ratings Evaluation Service (RES) / Ratings Assessment Service (RAS) to receive Rating Agencies’ preliminary views on ratings in conjunction with the contemplated transaction Next Steps A Change of Control occurs: • At the consummation of any transaction or series of transactions so that a person or group other than the Company or its subsidiaries owns more than 50% of the outstanding Voting Stock of the Company Definition Norse must be wary of the following aspects of the Change of Control definition: 1. The transition to a “person” or “group” owning over 50% of the Voting Stock can occur over a series of transactions, rather than just one 2. The term “group” means the investor does not have to be an individual purchaser Conclusion • A take private would likely be deemed to be a Change of Control under the indentures Next Steps 1 Change of Control 2 Below Investment Grade Rating Event 11 Preliminary & Confidential Draft Note: The Company’s 2028 debentures do not have a change of control trigger

Firm Overview Select Current and Realized Consumer Investments Fundraising Overview • Primary Contact(s) 12 Preliminary & Confidential Draft

Firm Overview 13 Select Current and Realized Consumer Investments Fundraising Overview Primary Contact(s) Preliminary & Confidential Draft

60 40 20 220 200 180 160 Feb - 21 Aug - 21 Feb - 22 Aug - 22 Feb - 23 Aug - 23 Feb - 24 Mexican IPC Index Liverpool Financial Summary (1)(2) $MM, FYE December 31st Actual Consensus CAGR 2019A 2020A 2021A 2022A 2023E 19A - '23E Total Store Count Net Leverage 0.8x 1.3x 0.1x 0.2x 331 314 315 308 Financial Services: ~8% of revenue with 6.7MM+ credit card holders 5.4% (0.3%) 2.3% 4.8% Real Estate: ~2% of revenue % Growth perates various retail brands including Liverpool (124), Suburbia (179), outiques (112), and Galerías shopping centers (28) Revenue 8,446 6,775 8,803 10,278 11,426 7.8% 11.2% 16.8% 29.9% (19.8%) 6.9% Liverpool offers technology, clothing, home and cosmetics and % Growth 9.9% 4,442 3,810 3,141 2,079 3,044 Suburbia specializes in family clothing at accessible prices Gross Profit icensing agreements with U.S. retail concepts including the WSM and % Margin 36.0% 30.7% 35.7% 37.1% 38.9% AP family of brands iverpool Investor Day 2023 Highlights & Investments Adj. EBITDA 1,318 579 1,344 1,750 1,956 10.4% 17.1% 17.0% 15.3% 8.5% 15.6% Emphasized omni - channel as a key focus, with ~35% of volumes % Margin 11.8% 30.3% 132.2% (56.1%) 10.7% fulfilled via click - connect and plans to convert existing distribution % Growth 630 1,175 613 546 centers to an omni - channel model Free Cash Flow 36.0% 87.4% 105.9% 41.4% Expanding a ~250 sq - m 'Express' format, with 20 openings planned (3) for 2023, while a remodel program is in - focus for the Suburbia banner % FCF Conv. $MM, unless otherwise noted Summary Valuation $7.29 Share Price $5.10 / $7.41 52 Wk Low / High +95.1% 1,342 TSO 9,790 Market Cap. 1,661 Total Debt 140 (868) Less: Cash +27.1% 120 793 Net Debt 100 180 Unfunded Pension & OPEB 80 16 Minorities, Pref. & Other 10,779 Aggregate Value 2024E 2023E LTM Multiples 5.3x 5.5x 6.3x AV / EBITDA Net Leverage 0.5x 0.4x 0.4x Total Leverage 1.0x 0.8x 0.8x Business Description • Liverpool is an omnichannel retail group based in Mexico; it operates through its Retail, Financial Services and Real Estate segments – Retail: ~90% of revenue (of which ~23% comes from digital sales) – – • O B – • L G • L – – – Announced an agreement to operate the dealership network in Mexico for China - based electric vehicle maker BYD L3YR Share Price Performance (1) %, Indexed to 100 Aggregate Value Build - Up (1)(2) Notes: 1. Capital IQ as of February 22, 2024 2. Mexican Pesos converted to USD at conversion rate of 0.05831 3. Free Cash Flow calculated as Cash Flow from Operations less Capex 14 LIVERPOOL Source: Company Materials, Capital IQ Preliminary & Confidential Draft Recent News • Liverpool reported robust 3Q2023 earnings with strong revenue and EBITDA growth – Real Estate and Financial business segments continued to post double - digit revenue growth – Consolidated revenues grew almost 10% and EBITDA for the quarter grew 13% with a margin improvement of 50 basis points Primary Contact(s) • Graciano Guichard Gonzalez, CEO • Enrique Guijosa Hidalgo, CFO

Firm Overview Select Current and Realized Consumer Investments Fundraising Overview Primary Contact(s) 15 Preliminary & Confidential Draft

PASSED COUNTERPARTY OVERVIEW • Declined NDA; Prefers to co - invest in private equity - like deals • 11/3/2023 • Declined NDA; Not currently taking calls on new investments • 12/7/2023 • Declined extended management presentation after introductory Zoom call • Investment opportunity does not fit their medium - term plans • 10/31/2023 • Withdrew from process; Would like to see longer period of stability and ultimately not ready to join a process right away • 1/8/2024 • Declined NDA • 11/3/2023 • Declined NDA; High bar for Retail and not the right fit • 10/15/2023 • Declined NDA • 11/1/2023 • Declined NDA • 10/31/2023 16 Preliminary & Confidential Draft Counterparty Primary Contact Outreach Date Commentary

PASSED COUNTERPARTY OVERVIEW Counterparty Primary Contact Outreach Date Commentary • 12/8/2023 • Declined NDA • 10/15/2023 • Declined NDA; High bar for Retail and not the right fit • 10/31/2023 • Declined NDA; Prefers to underwrite more of a transformation and looking for higher risk - adjusted return • 1/19/2024 • Declined further discussion post management presentation • 12/13/2023 • Declined NDA • 12/7/2023 • Declined NDA; Not the right focus area and prefers high - end luxury or otherwise • 12/7/2023 • Declined NDA • 10/15/2023 • Declined NDA due to discomfort with language 17 Preliminary & Confidential Draft

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LEGAL DISCLAIMER – CENTERVIEW 19 Preliminary & Confidential Draft This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by Norse (“the Company”) and for no other purpose. The information contained herein is based upon information supplied by or on behalf of the Company and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by the Company. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning the solvency or fair value of the Company or any other entity. With respect to financial forecasts, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and at your direction Centerview has relied upon such forecasts, as provided by the Company’s management, with respect to the Company. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of the Company. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Board of Directors of the Company (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of the Company or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview.